                                                                    EXHIBIT 10.7

                           Dated 21st September 1992
                           -------------------------


                        GLYCYX PHARMACEUTICALS, LTD (1)

                                    - and -

                                 AB ASTRA (2)


                       ----------------------------------
                             DISTRIBUTION AGREEMENT
                       ----------------------------------


                             Hewitson Becke + Shaw
                               4/5 Church Street
                                  Peterborough
                                    PE1 1XB

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

THIS AGREEMENT is made 21st day of September 1992

BETWEEN:
-------

(1) GLYCYX PHARMACEUTICALS, LTD a company incorporated under the laws of Bermuda and whose registered office is at 41 Cedar Avenue, Hamilton, HM12, Bermuda("Glycyx"); and

(2) AB ASTRA a company incorporated under the laws of Sweden whose principal place of business is at Kvarnbergagatan 16, S-151 85 Sodertalje, Sweden ("Astra").

WHEREAS:

A. Biorex Laboratories Limited ("Biorex") has developed and owns all intellectual property rights in a therapeutic pharmaceutical product for treatment and maintenance of colitis based upon the compound Balsalazide and by an agreement dated 18th March 1992 and made between Biorex and Glycyx ("the Biorex Agreement") Biorex granted to Glycyx the exclusive right and licence to manufacture, or have manufactured, use sell or have sold products incorporating Balsalazide.

B. Glycyx wishes to grant to Astra (who in turn wishes to accept) the exclusive right to promote market distribute and sell the Product in the Territory on the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.   DEFINITIONS
     -----------

1.1  In this Agreement the following words shall have the following meanings:

     "the Applications"                  means the treatment of Diseases of
                                         Digestive System according to WHO
                                         classification of diseases Class 52

     "Astra Associate"                   means any company which is a holding
                                         company of Astra or a subsidiary of
                                         Astra and any other subsidiary of any
                                         such holding company or subsidiary and
                                         for this purpose:-

                                         - a company shall be deemed to be a
                                         "subsidiary" of another if that other
                                         either:-

                                              (a) is a member of it and controls
                                         the composition of its board of
                                         directors (and for such purpose the
                                         composition of a company's
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                                      -2-

                                         board of directors is deemed to be
                                         controlled by another company if that
                                         other company by the exercise of some
                                         power exercisable by it without the
                                         consent or concurrence of any other
                                         person can appoint or remove the
                                         holders of all or a majority of the
                                         directorships); or

                                              (b) holds more than half in
                                         nominal value of its equity share
                                         capital; and

                                         -    a company is deemed to be
                                         another's holding company if the other
                                         is its subsidiary

     "Balsalazide"                       means 5- [4 (2- carboxyethyl
                                         carbamoyl)-phenylazo]-salicylic acid
                                         disodium salt dihydrate

     "Biorex" shall mean Biorex Laboratories Limited a company incorporated in England under Company Registration Number 390233 whose registered office is at 2 Crossfield Chambers, Gladbeck Way, Enfield, Middlesex EN2 7HT

     "Biorex Agreement"                  means the agreement dated 18th March
                                         1992 between Glycyx and Biorex

     "Biorex/Astra Agreement"            means an agreement of even date
                                         herewith entered into between Biorex
                                         and Astra

     "Dossier"                           shall mean the master regulatory
                                         dossier relating to the Product
                                         prepared under and in accordance with
                                         the terms of the Research Agreement

     "Excluded Territory"                the United States of America, Italy,
                                         Spain, Portugal and Greece

     "Factory Sale Price"                means the ex factory sales price of
                                         each Product actually charged by Astra
                                         (or any Astra Associate) for each
                                         shipment of Product on an arms length
                                         open market basis to any third party
                                         (being a person firm or
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                                      -3-

                                         company which is not an Astra
                                         Associate) net only of sales and
                                         purchase taxes, customs or import
                                         duties, delivery charges, and returns
                                         and allowances actually charged on each
                                         such shipment

     "Filing Date"                       means the date upon which the Dossier
                                         (completed in accordance with the terms
                                         of the Research Agreement) shall be
                                         submitted by Glycyx for registration
                                         within one of the Principal Markets
                                         under Clause 3.1 of the Research
                                         Agreement

     "Force Majeure"                     means in relation to either party any
                                         circumstances beyond the reasonable
                                         control of that party (including but
                                         not limited to strike, lock out or
                                         other form of industrial action, act of
                                         God, war, riot, accident, breakdown in
                                         plant or machinery, fire, flood,
                                         explosion or government action)

     "Launch" means a commercial launch by Astra (or any Astra Associate) of the Product in a Principal Market supported by such marketing expense and support and launched in such quantities as may reasonably be appropriate for the Product to have a significant effect on total sales of any similar or competitive product in such Principal Market

     "the Patents"                       means the patents and applications
                                         therefor relating to Balsalazide listed
                                         in Schedule 1 to this Agreement

     "the Principal Markets"             means the United Kingdom, Sweden,
                                         Finland, Norway, Switzerland, Austria,
                                         Denmark, Germany, the Benelux
                                         Countries, France, Eire, South Africa,
                                         Australia, New Zealand and Canada

     "Product"                           means a pharmaceutical preparation in
                                         capsule form containing Balsalazide for
                                         the
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                                      -4-

                                         Applications and such other
                                         pharmaceutical preparations containing
                                         Balsalazide for the Applications as may
                                         be developed by Glycyx during the term
                                         of this Agreement

     "the Research Agreement"            means the research and development
                                         agreement entered into between Astra
                                         and Glycyx on even date herewith in the
                                         approved form

     "the Territory"                     means all the countries in the world
                                         except Italy, Spain, Portugal, Greece,
                                         United States of America, Japan, Taiwan
                                         and Korea

     "the Trade Mark"                    means the trade name "Colazide"
                                         registered as a trademark for use on
                                         pharmaceutical preparations in the
                                         United Kingdom and elsewhere and any
                                         other tradename designated by Glycyx
                                         for use in connection with the Product
                                         in any part of the Territory where use
                                         of the tradename "Colazide" is
                                         inappropriate for such part of the
                                         Territory or where Astra reasonably
                                         considers that the use of another
                                         tradename (in addition to the tradename
                                         "Colazide") may be commercially
                                         advantageous.

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.3 References to documents in the approved form shall be references to documents in the form agreed between the parties and initialled by both parties for the purposes of identification.

2.   APPOINTMENT OF ASTRA
     --------------------

2.1 With effect from the date of this Agreement and in accordance with the terms and conditions contained in this Agreement Glycyx hereby appoints Astra as its exclusive distributor for the Product within and throughout the Territory.

2.2 The rights granted hereunder to Astra shall be in respect of the Product only. In the event that either party shall become aware of any indications or applications for Balsalazide other than the Applications it shall forthwith notify the other party and shall supply the other party with such details of the other indications and applications as may be available to it Provided Always That:-

     2.2.1 Astra shall have a first option to enter into good faith negotiations with Glycyx during the period six months from the supply of such details in respect of an agreement concerning the development of such other indications and applications and the grant to Astra of the right to exploit the same in the Territory; and

     2.2.2 Astra shall have no right whatsoever to use and exploit Balsalazide in any such other indications and/or applications unless and until completion of such good faith negotiations and the execution of a written agreement in respect thereof; and

     2.2.3 during such period in which Astra shall continue to negotiate in good faith Glycyx shall not disclose details of such other indications and/or applications to any third party or grant any third party any rights therein in the Territory provided that Glycyx shall not be prevented or precluded from disclosing the same to any third party which shall have entered good faith negotiations for the acquisition of the right to exploit such other indications and/or applications outside the Territory; and

     2.2.4 in respect of any such other applications and indications disclosed by Astra to Glycyx Glycyx shall not use or exploit the same (either itself or through any third party) whether in the Territory or elsewhere without the prior consent of Astra (such consent not to be unreasonably withheld or delayed); and

     2.2.5 in respect of any such other applications and indications disclosed by Glycyx to Astra, Glycyx shall not use or exploit the same (either itself or through any third party) in the Territory without the prior consent of Astra (such consent not to be unreasonably withheld or delayed).

3.   REGULATORY APPROVALS
     --------------------

3.1 It is acknowledged and confirmed by Astra and Glycyx that Astra shall not be able to exercise its rights hereunder unless and until the Dossier (as defined in the Research Agreement) shall have been completed and is available for filing with the relevant regulatory authority in the Territory.

3.2 Astra undertakes to use all reasonable endeavours to file the Dossier and to apply for and obtain all relevant regulatory health and price approvals for the marketing and use of the Product in the Territory as soon as reasonably practicable after the Filing Date.

3.3 Astra undertakes to use its best endeavours to apply for and obtain all relevant regulatory health and price approvals for the marketing and use of the Product in each of the Principal Markets and to effect Launch of the Product in each of the Principal Markets within 90 days of the Filing Date.

3.4 Astra shall be solely responsible for effecting (at its sole cost and expense) such amendments and translations to the Dossier as may be required to procure that the Dossier complies with and satisfies the requirements of any regulatory or approval authority within any particular part of the Territory and Glycyx shall not be obliged to incur any cost or conduct any further test or development work or otherwise amend or translate the Dossier whether before or after the Filing Date.

3.5 In the event that Astra shall fail to effect Launch in any Principal Market within a period of 180 days after the grant of all necessary registrations, approvals, price approvals, and reimbursements, then Glycyx may in its absolute discretion serve written notice on Astra (within 30 days of the expiry of such period of 180 days) amending the rights of Astra granted hereunder in respect of any such Principal Market to those of a non-exclusive distributor for the Product for such Principal Market only. Thereafter Glycyx for the avoidance of doubt shall also be entitled to exploit such rights and to market and exploit the Product in such Principal Market (whether directly or indirectly through any agent, contractor or licensee) in such manner as it may in its sole discretion think fit Provided Always that Astra will retain exclusive rights to use the Trademark.

3.6  In the event that Astra's failure to effect Launch as stated in Clause
     3.5 exceeds a period of twelve months from the grant of all necessary registrations, approvals, price approvals and reimbursements in any Principal Market Glycyx may at its sole discretion serve written notice on Astra (within 90 days of the expiry of such period of 180 days) terminating all rights granted hereunder to Astra in respect of such Principal Market only and thereafter Glycyx for the avoidance of doubt shall be entitled to exploit such rights and to market and exploit the Product in such Principal Market (whether directly or indirectly through any agent, contractor or licensee) in such manner as it may in its sole discretion think fit free of any obligation to Astra Provided Always that Glycyx shall not use or grant any third party the right to use the Trademark in such Principal Territory either on the Product or otherwise and the exclusive rights to such Trademark granted hereunder to Astra shall continue provided that Astra shall not thereafter use the Trademark in any manner in such Principal Territory.

4.   EFFECTIVE DATE
     --------------

4.1 This Agreement shall come into effect forthwith upon the date hereof Provided Always That the rights to distribute the Product in any part of the Territory shall become exercisable only as provided in Clause 3 hereof.

5.   ASTRA'S UNDERTAKINGS
     --------------------

5.1 Astra shall use its best endeavours to promote, market and sell the Product and maximise sales thereof throughout the Principal Markets.

5.2 Astra shall use all reasonable endeavours to promote market and sell the Product in such parts of the Territory outside the Principal Markets where the Product in the reasonable opinion of the parties is deemed to have a sales potential.

5.3 Without prejudice to the generality of Clauses 5.1 and 5.2 Astra undertakes to allocate such promotional and sales resources and such technical support for the promotion, marketing and sales of the Product as may reasonably be required to maximise sales of the Product in all Principal Markets.

5.4 Astra shall promote market and sell the Product in the Territory entirely in accordance with the terms of any product licence, price approval (where applicable), and other restrictions and regulations for the Product as may be relevant and applicable in each country within the Territory.

5.5  Astra further undertakes:-

     5.5.1 to promote, market and sell the Product in the Territory under the Trade Mark only and not to use any other trade name, trademark or logo for or on the Product (Provided That the name "Balsalazide" may be used but only as a generic name for the Product in accordance with and as required by applicable laws and regulations); and

     5.5.2 to enter into Trade Mark user agreements and such other agreements (whether relating to the Trade Mark, Technical Standards or otherwise) as may reasonably be required by Glycyx or is required by applicable regulations in any part of the Territory in connection with the exploitation by Astra of the Product and/or the use by Astra of the Trade Mark; and

     5.5.3 to notify Glycyx immediately of any improper or wrongful use of the Trade Mark, the Patents or otherwise any proprietary or confidential information of Glycyx or Biorex relating to the Product coming to Astra's knowledge; and

     5.5.4 forthwith to refer to Glycyx all enquiries received for the supply of the Product outside the Territory; and

     5.5.5 not actively to seek customers for the Product outside the Territory; and

     5.5.6 to develop and design packaging for the Product in each part of the Territory at its sole cost and expense Provided Always That the general quality design and content of such packaging and any information supplied with the Product by Astra shall be subject to prior approval by Glycyx; and

     5.5.7 not to use any misleading statements or misrepresentations on the Product packaging or use any defective packaging materials and to comply in all respects with all local regulations and laws in connection with the Product packaging and the information provided thereon; and

     5.5.8 in the sale and use of the Product in each part of the Territory to comply with all relevant regulatory health and pricing regulations and approvals in such part of the Territory. For the avoidance of doubt Glycyx shall not be responsible or liable in any manner whatsoever for compliance with any such regulations and approvals (whether or not it shall have assisted Astra in or approved the sale or use of the Product in such part of the Territory); and

     5.5.9 not to use any packaging which may adversely affect the Product in any way whatsoever including but without limitation the Product's approved shelf-life; and

     5.5.10 not to incur any liability on behalf of Glycyx or in any manner pledge or purport to pledge Glycyx's credit or accept any order or make any contract binding on Glycyx or give or make any representation, warranties or conditions or quantities with reference to the Product on behalf of Glycyx. Astra is not and shall not be deemed to be the agent of Glycyx and in all correspondence and dealings with third parties shall clearly indicate that it is acting as principal; and

     5.5.11 to be solely responsible for the acts and omissions of its employees and representatives in connection with the performance of its rights and obligations hereunder.

5.6 Astra shall be entirely responsible for the collection of debts due to it and shall bear all losses owing to its failure so to do.

6.   PRODUCT DATABASE AND ADVERSE REACTIONS REPORTING
     ------------------------------------------------

6.1 Glycyx shall maintain a database of all adverse and other reactions or events occurring in connection with the Product in any part of the Territory or the Excluded Territory and shall use reasonable endeavours to procure that any such adverse and other reactions are notified to it in a timely manner by any sub-licensee and/or distributor of the Product in the Territory and the Excluded Territory.

6.2  Astra undertakes to notify Glycyx:-

     6.2.1 forthwith in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Product; and

     6.2.2 within three months, on a quarterly basis of other adverse reactions or contra indications to the Product other than stated under 6.2.1.

6.3  Glycyx undertakes to notify Astra:-

     6.3.1 forthwith in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Product in any part of the Territory and the Excluded Territory; and

     6.3.2 within three months, on a quarterly basis of other adverse reactions or contra indications to the Product other than stated under 6.2.1.

6.4 In the event that Glycyx or any third party shall conduct clinical studies in support of any promotional or marketing activities of Glycyx or such third party within the Territory or the Excluded Territory, Glycyx shall use reasonable endeavours to grant or procure the grant to Astra of full unrestricted access to the results of such trials so that Astra shall be entitled to use such results in connection with the marketing, sale and use of the Product in the Territory.

7.   CONSIDERATION
     -------------

7.1 In consideration of the rights hereby granted by Glycyx to Astra Astra hereby agrees to pay to Glycyx a sum of [*] such sum to be payable to Glycyx as follows:-

     7.1.1  [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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                                      -10-



     7.1.2  [*]

7.2 Glycyx hereby agrees that it shall reimburse to Astra the sum of [*] paid by Astra under the terms of the Research Agreement by way of (and not otherwise in any manner whatsoever) a retention by Astra of either:-

     7.2.1 [*] of the price charged by Glycyx under Clause 10 to Astra on each of Astra's orders for bulk quantities of capsules containing the Product (net of all sales taxes, discounts, credits, insurance and delivery charges); or

     7.2.2 in the event that Astra shall have commenced manufacture of the Product under the provisions of Clause 13.2, [*] of all fees due to Glycyx from Astra under paragraph 6 of Schedule 2 until the said sum shall have been reimbursed in full to Astra whereupon all such retentions shall cease forthwith.

8.   CLINICAL TRIALS AND DEVELOPMENTS
     --------------------------------

8.1 Astra is authorised by Glycyx to undertake clinical studies after the Filing Date in support of Astra's regulatory, promotional and marketing activities and to enhance the Product's approval and/or use within the Applications Provided Always That:-

     8.1.1 such trials are conducted solely for such purposes and not for any other purpose whatsoever; and

     8.1.2 prior to the conduct of such trials the trial objectives and protocols are approved by Glycyx (such approval not to be unreasonably withheld or delayed and Provided Always That such approval

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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                                      -11-

            shall be deemed given by Glycyx in the event that no response is received by Astra from Glycyx within 20 working days of receipt by Glycyx of any request for approval); and

     8.1.3 Astra shall keep Glycyx fully informed as to the conduct progress and results of such trials; and

     8.1.4 Glycyx shall have full unrestricted access to the results of such trials and shall be entitled to disclose the same to third parties for use in connection with the registration marketing sale and use of the Product in the Excluded Territory only; and

     8.1.5 save as provided in Clause 10.6 Astra shall bear all the costs and expenses associated with such trials (including but without limitation the costs of documentation and administrative payments to trialists); and

     8.1.6 such trials shall be conducted only in accordance with any regulatory permissions and/or approvals granted for the Product in such part of the Territory in which the trials are conducted.

8.2 It is anticipated that Astra shall support any symposia organised, arranged or sponsored by Glycyx involving areas of medicine relating to diseases of the gastrointestinal tract and similar conditions and shall nominate and sponsor key physicians in the said field of medicine to attend at those symposia (and in particular shall sponsor those physicians presenting the results of clinical research studies relating to the Product).

9.   SUPPLY OF PRODUCT
     -----------------

9.1 Astra shall notify Glycyx in writing of its forecast requirements for quantities of the Product (in the form of bulk filled capsules) and details of its proposals for Launch in each of the Principal Markets on or before June 30th 1993. With such forecast Astra shall deliver a detailed forecast of its requirements for the Product during 1994 and in January, April, July and October in each year shall deliver to Glycyx revised forecasts for the subsequent 12 month period commencing on the subsequent April 1st, July 1st, October 1st and January 1st respectively.

9.2 Glycyx shall fulfill all written orders placed on it by Astra for the Product in the form of bulk filled capsules.

9.3 Whilst the forecasts delivered by Astra to Glycyx under Clause 9.1 shall be non-binding and will not place any obligation on either Astra to order such quantities or Glycyx to deliver such quantities:-

     9.3.1 Astra shall use all reasonable endeavours to estimate accurately in such forecasts its requirements for the Product; and

     9.3.2 Astra shall ensure that all written orders are placed permitting a lead time for manufacturing of the Product of not less than 16 weeks; and

     9.3.3 Astra acknowledges that Glycyx shall not be obliged to fulfill any firm written orders placed on it that may be in excess of [*] of the last forecast quantities (in accordance with Clause 9.1) for such period; and

     9.3.4 Astra undertakes to place written orders and accept delivery of quantities of the Product that are not less than [*] of the last forecast quantities (in accordance with Clause 9.1) for such period.

9.4 During the term of the Research Agreement Glycyx shall supply Astra with such quantities of the Product as Astra may reasonably require (in bulk filled capsule form) for clinical trials undertaken by Astra under the terms of the Research Agreement. Astra shall endeavour to provide Glycyx with the maximum period of notice of such requirements and in any event shall place firm written orders on Glycyx therefor not less than 90 days before any requested delivery date.

9.5 After the termination of the Research Agreement Glycyx shall supply Astra with such quantities of the Product in bulk filled capsule form as Astra shall reasonably require for use as product samples and clinical trial samples and as shall have been forecast and ordered by Astra in accordance with Clauses 9.1 to 9.3.

9.6 Glycyx hereby warrants and undertakes that all quantities of the Product (in bulk filled capsule form) supplied by it to Astra under the terms of this Agreement shall as at the date of delivery be supplied fully in accordance with the Bulk Product Specification and the Finished Product Specification contained in Schedule 3 and shall have been manufactured in accordance with European Community Good Manufacturing Practice and the Drug Master File for the Product.

9.7 Upon the receipt of any delivery of the Product from Glycyx Astra shall test such Product (in accordance with the Quality Test Procedures to be agreed and incorporated into Schedule 4 to this Agreement after execution of this Agreement) and in the event that such Quality Test Procedures reveal any breach of the warranty given in Clause 9.6 Astra shall be entitled to reject the full shipment of the Product within 45 days of receipt of such shipment by notice in writing to Glycyx.

9.8 In the event of any dispute between the parties concerning any allegation of breach of the warranty contained in clause 9.6 or concerning any rejection or purported rejection of

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     any shipment of the Product a sample quantity of the Product in question shall (at the joint cost and expense of the parties) be delivered to an independent laboratory (nominated by the agreement of the parties or in the absence of agreement on the application of either party by the President for the time being of the Royal Pharmaceutical Society of Great Britain) which shall be supplied with copies of the Bulk Product Specification, the Finished Product Specification and the Drug Master File and shall carry out testing in accordance with the Quality Test Procedures and whose decision as to the quality of such Product and as to any breach of warranty by such Product, shall in the absence of manifest error be final and binding on the parties.

9.9 The terms and conditions relating to the supply of the Product by Glycyx to Astra shall be as set out in this Agreement and each written order placed on Glycyx by Astra shall form a separate contract for the supply of the Product.

9.10 The parties undertake to execute an agreement relating to the manufacture and supply of Product for the purpose of disclosure to the relevant regulatory authorities in the Territory substantially in the form contained in Schedule 4 on or before the Filing Date. In the event that such agreement is entered into by any Astra Associate in place of Astra Astra undertakes to guarantee and procure the proper performance by such Astra Associate of all its obligations under such agreement.

10.  PRICE
     -----

10.1 The price charged for the Product by Glycyx to Astra shall (save as provided in Clause 10.6 and 10.7) be established in Sterling Pounds as follows:

     10.1.1 the price for the Product shall be finally determined by the end of March and September of each calendar half-year for the preceding July-December and January-June and shall (subject to Clause 10.1.5) equal [*] for the Product in the Territory during the calendar half-year in question;

     10.1.2 for the conversion of the relevant currencies into Sterling Pounds under Article 10.1.1 the official average exchange rates for the sale and purchase of foreign currency at the SE-Banken, Stockholm on the last banking day of the calendar half-year in question shall be applied. With respect to currencies not quoted by the SE-Banken the average rate for purchasing Sterling Pounds in the respective country as published by any leading London Bank shall apply;

     10.1.3 until the price can be finally determined in accordance with
            Article 10.1.1 the Product will be

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            supplied at provisional prices fixed by Glycyx and Astra based on historical figures, forecasts and best estimates;

     10.1.4 any balance resulting from differences between the provisional and the final prices shall be settled by April 15 and October 15 of the calendar half-year in which the final prices are established;

     10.1.5 in the event that the [*] of all Product sold by Astra (and any Astra Associate) in Germany after Launch in Germany shall exceed [*] the price charged by Glycyx to Astra for supplies of the Product (for Germany and elsewhere) after the month in which said sales level for any such [*] is achieved shall be permanently increased thereafter to equal [*] under Article 10.1.1 above.

10.2 In order to calculate the price charged by Glycyx to Astra pursuant to Clause 10.1 Astra shall notify Glycyx for a six month period of its best available estimate of the Factory Sales Prices (calculated by reference to estimated sales in the Principal Markets and weighted by reference to estimated quantities to be sold at such prices) which it reasonably considers will be obtained for total sales of the Product by Astra in the Territory.

10.3 Astra shall keep Glycyx informed of any material movement in the Factory Sales Prices for the Product achieved on sales into any Principal Market during any six month period.

10.4 Astra shall keep full proper and up-to-date books of account and records showing clearly all transactions relating to the calculation of the Factory Sales Price.

10.5 Astra shall allow Glycyx or its auditors or representative reasonable access during normal business hours to inspect the books of account of Astra (or any Astra Associate) in order to verify the Factory Sales Prices and the prices changed by Glycyx to Astra under this Clause 10 Provided That such verification shall be at the sole cost and expense of Glycyx.

10.6 Glycyx shall at its own cost and expense provide such supplies of the Product to Astra as Astra may reasonably require for the conduct of clinical trials.

10.7 In each country within the Territory Astra shall use all reasonable endeavours to obtain the most favourable Factory Sales Price which is consistent with competitive market characteristics and the demonstrated advantages of the Product and presenting the Product as a new chemical entity within such country.

10.8 The Product supplied by Glycyx to Astra in respect of any

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Principal Market for the purpose of Product samples shall be supplied to Astra [*] for a period of [*] from the date of Launch in each such Principal Market Provided That:-

     10.8.1 the quantities so delivered in any one year shall not exceed [*] of the total aggregate Product sold by Astra in such Principal Market in such year; and

     10.8.2 for the purpose of determining [*] it is understood that this shall include direct costs of material, labour and interest and direct manufacturing overhead but shall not in any circumstances exceed [*] of such Product in such Principal Market; and

     10.8.3 Clauses 10.4 and 10.5 shall apply mutatis mutandis with respect to Glycyx for the purpose of verifying [*] prices charged

     Provided Further That for the avoidance of doubt Glycyx shall be entitled to charge and receive the price calculated in accordance with Clause 10.1 in respect of any supplies of Product samples for any Principal Market made after such [*] period or made during such [*] period which are in excess of such [*] figure.

11.  TERMS OF PAYMENT
     ----------------

11.1 Payment is strictly net cash to be paid to Glycyx within thirty (30) days from the date of invoice in pounds sterling. Such payment shall be made by express payment through the banking system into such bank account as Glycyx shall designate for such purpose.

11.2 If payment is not made as set out in Clause 11.1 for any bulk delivery of the Product to Astra Glycyx reserves the right;

     11.2.1 to charge interest to Astra at the rate of 2% (two per cent) per annum above the base rate for the time being of Barclays Bank plc on the unpaid balance (such interest to accrue on a day-to-day basis from the date of payment (as well after as before any judgment)); and

     11.2.2 to require payment in advance for any delivery of the Product made prior to receipt of such payment in full.

12.  DELIVERY
     --------

12.1 Delivery of the Product to Astra by Glycyx shall be Ex-Works any of the European manufacturing plants designated by Glycyx (Incoterms 1990) and otherwise as specified in the agreement entered into pursuant to Clause 9.10.

12.2 The Product shall be shipped to Astra by such method of

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     THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
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
     transport as Astra shall nominate and such transport shall be arranged and paid for by Astra. Glycyx does not accept any liability for loss of or damage to the Product after delivery and whilst in transit.

12.3 Risk in the Product shall pass to Astra on delivery and Astra shall be responsible for insuring the Product from the date of delivery and in transit at its own cost and expense.

13.  LICENCE TO MANUFACTURE
     ----------------------

13.1 Save only in the circumstances set out below, Glycyx shall manufacture the Product and shall supply Astra with such quantities of the Product as it shall require and (save as expressly provided in this Clause 13) Astra shall have no right title or interest in any of the Patents or proprietary rights relating to the Product and is entitled to use the same only under the terms of this Agreement.

13.2 In the event that Glycyx shall

     13.2.1 be in breach of its obligations to supply the Product in the form and manner specified in Clause 9 or otherwise in accordance with forecast schedules and written orders placed on it by Astra and shall fail to remedy such breach within 90 days of written notice from Astra requiring remedy; or

     13.2.2 give Astra 180 days notice in writing of its intention to cease to supply Astra with the Product; or

     13.2.3 by reason of Force Majeure be prevented from supplying the Product to Astra for a period exceeding 180 days

     Astra shall be entitled by service of notice in writing forthwith to acquire a licence to manufacture the Product. Such licence shall commence upon the effective date of such notices and shall be granted and continue upon the terms and conditions contained in Schedule 2.

13.3 In the event that during any period in which Glycyx shall fail to supply the Product to Astra by reason of:-

     13.3.1 any breach by Glycyx in respect of which notice shall have been served under Clause 13.2.1; or

     13.3.2 any Force Majeure notified by Glycyx to Astra under Clause 13.2.3

     Astra wishes to manufacture quantities of the Product to satisfy requirements for the Product in the Territory Astra shall (by notice in writing to Glycyx) forthwith be entitled to a temporary licence to manufacture the Product during such period only and Provided That:-

     13.3.3 such licence shall be upon the terms specified in Schedule 2; and

     13.3.4 such licence shall permit manufacture by Astra of only such quantities of the Product as may reasonably be required to fulfill actual and reasonably anticipated orders on Astra for the Product during such period and a reasonable period thereafter.

13.4 In order to satisfy itself of its ability to manufacture the Product Astra shall be entitled at any time during the term of this Agreement to effect a trial manufacture of bulk quantity of the Product Provided Always That:-

     13.4.1 Glycyx shall provide such assistance and technical information as Astra may reasonably require for such trial; and

     13.4.2 Glycyx shall be entitled to attend and observe such trial; and

     13.4.3 such trial shall be conducted at the sole cost and expense of Astra but Glycyx shall if such trial quantity is used by Astra for commercial purposes be entitled to charge Astra for the Product produced as if it were Product sold by Glycyx to Astra under this Agreement at a price calculated [*] obtained by Glycyx on the supply of Product under the terms of this agreement [*] in the Principal Markets or such higher figure as Glycyx may show by documentary evidence [*].

     13.4.4 Astra shall be solely responsible and liable for the quality of the Product produced in the trial; and

     13.4.5 Astra shall be licensed to use the Patents and any intellectual property rights existing in the Product for such trial only; and

     13.4.6 Astra shall not use all or any information received for the purpose of the trial for any other purpose whatsoever and shall not use the same after the trial unless and until a licence to manufacture shall become effective under the terms of Clauses 13.2 or 13.3; and

     13.4.7 Glycyx shall procure registration of Astra as a supplier under the Drug Master File for the Product Provided Always That Astra shall not exercise any right as such a registered supplier unless and until a manufacturing licence shall become effective under Clauses
            13.2 or 13.3.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.  TRADEMARK LICENCE
     -----------------

14.1 Glycyx hereby grants to Astra a sole and exclusive licence to use the Trademark on the Product and in connection with the marketing and exploitation of the Product in the Territory only.

14.2 Glycyx undertakes to procure the grant of such rights and licence as may reasonably be required to give effect to Clause 14.1 from the Trademark owner, Biorex, and shall obtain Biorex's execution of such agreements as are referred to in Clause 5.5.2.

14.3 Astra hereby confirms and acknowledges that it is licensed to use the Trademark only as set out in this Agreement and Astra further acknowledges:-

     14.3.1 that all goodwill in the Trademark in any part of the Territory (whether or not generated by the activities of Astra under this Agreement) shall vest in Biorex; and

     14.3.2 that any application for registration of the Trademark shall be made in the name of Biorex only; and

     14.3.3 undertakes to transfer and assign to Glycyx (or as it may direct) any right, title or interest required by Glycyx or Biorex for registration of the Trademark in any part of the Territory in the name of Biorex and for all goodwill in the Territory to vest in Biorex.

14.4 In consideration of the rights and licence granted to Astra by Glycyx in respect of the Trademark Astra shall pay to Glycyx a licence fee at the rate of [*] of all Product bearing the Trademark supplied by Astra (or any Astra Associate) to any third party. Such licence fee shall commence on the date of this Agreement and shall continue to be payable for such period of time in which Astra shall continue to use the Trademark under the licence hereby granted.

15.  LICENCE PAYMENT
     ---------------

15.1 Astra shall keep true and accurate records of the sales of all Product manufactured by it pursuant to any licence granted under Clauses 13.2 or
     13.3 and of all Product sold by it at any time bearing the Trade Mark and Astra shall within ninety (90) days of the end of each period of six months (such periods to end on 30 June and 31 December) send Glycyx a full statement showing the calculation of all sums due and owing to Glycyx

     15.1.1 in respect of the manufacturing licence under the provisions of Clause 6 of Schedule 2; and

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     THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
     REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     15.1.2 in respect of the Trade Mark Licence under the provisions of Clause
            14

     and with such statement shall make payment in pounds sterling by express payment through the banking system into such bank account as Glycyx shall designate for such purpose, of such sum as is shown as due on the statement. The provisions of Clause 10.1.2 shall apply in calculating the applicable exchange rate.

15.2 Astra shall allow Glycyx or its auditors or representative reasonable access during normal business hours to inspect the books of account of Astra or any Astra Associate in order to verify the accuracy and calculation of any statements delivered under Clause 15.1 Provided That such verification shall be at the sole cost and expense of Glycyx.

15.3 In the event of any dispute between the parties concerning the calculation and/or payment of any fee due under this Clause 15 an independent auditor shall be appointed by the agreement of the parties or in the absence of agreement at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales who acting as an expert and not as an arbitrator shall have full and free access to all relevant information and data and shall be asked to determine and settle any such dispute and in the absence of manifest error his decision shall be final and binding on the parties. The independent auditor's fees shall be paid by the parties in such proportions as he shall direct.

15.4 Interest shall be payable to Glycyx by Astra at a rate of two per cent (2%) above the base lending rate from time to time of Barclays Bank plc on all outstanding fees due and payable by Astra to Glycyx under the provisions of this Clause 15 both before and after judgment.

16.  PRODUCT LIABILITY
     -----------------

16.1 Glycyx hereby agrees to indemnify Astra against any action, claim, loss and damage suffered by or awarded against Astra in connection with any claim against Astra from a third party arising from any breach by Glycyx (or its subcontractors or nominees) of the warranty and undertaking contained in clause 9.6 Provided Always That such indemnity shall not extend to any liability, cost, expense or damage suffered or incurred by reason of any defect in any Product which was detected or should have been detected by Astra by means of the Quality Test Procedures applied (or which should have been applied) by Astra within 45 days of the date of delivery of the Product under the provisions of Clause 9.7.

16.2 Astra undertakes to indemnify and hold Glycyx harmless against all and any loss, damage, claim or liability suffered or incurred by Glycyx in any circumstances whatsoever save only where Glycyx is liable under Clause 16.1.

17.  CONFIDENTIAL INFORMATION
     ------------------------

17.1 Astra hereby agrees and undertakes that during the application of this Clause 17 and for a period of ten years thereafter (howsoever termination may be caused or arise) it shall keep confidential and shall not without the prior written consent of Glycyx disclose to any third party any information of a confidential nature belonging to Glycyx or Biorex (including trade secrets and information of commercial value) which may become known to Astra from Glycyx in connection with this Agreement and/or the Research Agreement Provided Always That such obligation of confidentiality shall not extend to any part of such confidential information which:

     17.1.1 shall otherwise than by reason of any default by Astra become freely available to the general public; or

     17.1.2 Astra can show by documentary evidence was in its possession or control prior to disclosure free of any obligation of confidentiality; or

     17.1.3 Astra can show by documentary evidence shall have come into the possession or control of Astra from a third party free of any obligation of confidentiality subsequent to disclosure hereunder; or

     17.1.4 Astra is obliged by law or regulation to disclose to a third party provided that such disclosure shall only be to the extent required by such law or regulation.

     and Provided Further that in the event that this Agreement is terminated by Glycyx Astra shall forthwith cease any use of such information for any purpose whatsoever

17.2 Astra shall ensure that any employee of, or consultant to, Astra who shall obtain any confidential information in connection with the performance of this Agreement shall be bound by obligations of confidentiality substantially similar to the provisions of Clause 17.1.

17.3 Glycyx acknowledges the importance of keeping all material information relating to the Product confidential and Glycyx will use all reasonable endeavours to make sure that no such information is made public or otherwise made available to third parties in any manner which would jeopardize the exclusivity in the Territory granted to Astra hereunder.

18.  INTELLECTUAL PROPERTY
     ---------------------

18.1 Astra acknowledges that save as expressly provided herein or as may be required in connection with the performance by

     Astra of any obligations under the Research Agreement Astra shall have no right, title, interest or licence in or to the Patents or otherwise any intellectual property rights of Biorex or Glycyx in Balsalazide or the Product,

18.2 In the event that either party becomes aware of any infringement by any third party within the Territory of any intellectual property rights of Glycyx and/or Biorex in the Patents, Balsalazide, the Product or the Trademark it shall forthwith notify the other party. Glycyx shall be entitled to take such action (or procure such action by Biorex) as it may in its sole discretion consider appropriate against any such third party infringer Provided Always That:-

     18.2.1 Astra shall give such assistance as Glycyx may reasonably require in connection with any such action (subject to reimbursement by Glycyx of all costs reasonably incurred by Astra); and

     18.2.2 Glycyx shall keep Astra informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate and to retain any damages awarded against any such infringer;

     in the event that such infringement shall continue and Glycyx shall fail to take or procure any action to prevent any continued infringement Astra may (in its sole discretion) at its sole expense initiate and pursue such action as it considers appropriate to prevent any continued infringement Provided Further That:-

     18.2.3 Glycyx shall give (and shall use reasonable endeavours to procure from Biorex) such assistance as Astra may reasonably require in connection with any such action (subject to reimbursement by Astra of all costs reasonably incurred by Glycyx and/or Biorex); and

     18.2.4 Astra shall keep Glycyx informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate (having regard to the continuing value of any such intellectual property rights to Glycyx and/or Biorex and the effect which any such infringement shall have had or will have on the exploitation in the Territory by Astra of the Product) and to retain any damages awarded against any such infringer.

18.3 In the event that any claim is made against Astra by any third party alleging infringement of any rights of any third party by the use and exploitation of the Product by Astra shall be entitled at its sole cost and expense to defend any such claim in such manner as it may in its sole discretion consider appropriate Provided Always That

     18.3.1 Glycyx shall give (and shall use reasonable endeavours to procure from Biorex) such assistance as Astra may reasonably require in such action (subject to reimbursement by Astra of all costs reasonably incurred by Glycyx and/or Biorex); and

     18.3.2 Astra shall keep Glycyx informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate (having regard to the continuing value of any such intellectual property rights to Glycyx and/or Biorex and the effect which any such infringement shall have had or will have on the exploitation in the Territory by Astra of the Product) and to retain any damages awarded against any such infringer; and

     18.3.3 (save only for any liability arising by reason of any breach by Glycyx of the warranties contained in Clause 11.1 of the Research Agreement) Glycyx shall not be liable in any manner whatsoever to Astra for any loss or damages suffered incurred or awarded against Astra in connection with any such claim.

19.  SUB-DISTRIBUTORS AND SUB-LICENSEES
     ----------------------------------

19.1 Astra is hereby granted the right to appoint sub-distributors for the Product in countries within the Territory Provided Always That

     19.1.1 Astra shall remain solely liable for the performance of its obligations hereunder in each part of the Territory; and

     19.1.2 in any part of the Territory where there is resident an Astra Associate any sub-distributor appointed shall only be such Astra Associate.

20.  TERMINATION
     -----------

20.1 The rights and obligations of the parties contained in Clauses 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 17, 18, 19 and 22 shall cease forthwith upon the date of expiry of a period of 15 years from the date of first Launch Provided Always That

     20.1.1 the Trademark Licence granted under Clause 14 shall continue thereafter in accordance with its terms and Clause 15 will remain valid with respect to Clause 14; and

     20.1.2 any licence granted to Astra to manufacture under Clause 13.2 shall continue indefinitely thereafter in accordance with Clause 6.4 of
            Schedule 2; and

     20.1.3 any licence or interest in all or any part of the Patents, Balsalazide and/or the Product shall continue indefinitely thereafter.

20.2 Either party to this Agreement shall be entitled to terminate this Agreement forthwith by notice in writing to the other in the event that:-

     20.2.1 the other party shall fail to pay any sum due hereunder on the due date and shall fail to remedy such breach within (30) thirty days of being required in writing by the other party so to do; or

     20.2.2 the other party shall commit a material breach of any of the terms and conditions of this Agreement and shall fail to remedy the same (if capable of remedy) within ninety (90) days of being required in writing by the other party so to do provided that such right of termination shall not arise in the event of any breach by Glycyx of its obligations under Clause 9 which circumstance is governed by the provisions of Clause 13 only; or

     20.2.3 the other party goes into liquidation (either voluntary or compulsory) or shall be the subject of any petition for winding up; or

     20.2.4 the other party shall make any assignment or arrangement for the benefit of its creditors or cease or threaten to cease to carry on its business in the ordinary course; or

     20.2.5 a receiver, administrative receiver, or receiver and manager, or judicial manager or administrator is appointed over the whole or any part of the assets of either party or if any court proceedings are commenced for the appointment of an administrator or receiver to either party; or

     20.2.6 the other party shall become unable to pay its debts as they become due in the ordinary course of business or shall otherwise become subject or seek relief under any law relating to insolvency in any jurisdiction relevant to such other party; or

     20.2.7 the party serving such notice shall have served notice of termination on such other party under the provisions of Clause 7.4 of the Research Agreement provided that in the event that Astra assumes all obligations in connection with the conduct and completion of the Project in accordance with Clause 6.6 of the Research Agreement no event referred to in such Clause 6.6 shall constitute grounds for breach under this Agreement or the Research Agreement.

20.3 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any provisions of this Agreement.

20.4 Any termination of this Agreement shall be without prejudice to the right of either party to recover any monies due to it under this Agreement or the rights or remedies of either party in respect of any breach prior to the effective date of termination of this Agreement.

20.5 Glycyx and Astra each undertake to the other that during the term of this Agreement it shall not exercise any right which it may have (or may acquire) to terminate the Biorex Agreement without prior consultation with the other and without taking such action as may be appropriate to ensure that the rights granted to such other hereunder are not prejudiced to any material extent.

21.  CONSEQUENCES OF TERMINATION

21.1 In the event of termination of this Agreement under Clause 20.2 by Glycyx prior to the expiry of a period of 15 years from date of Launch Astra shall:

     21.1.1 forthwith, cease all marketing, sale and promotion of the Product;
            and

     21.1.2 immediately telegraphically transfer all monies due and payable to Glycyx as at the date of termination into Glycyx's bank account designated under Clause 11.1; and

     21.1.3 immediately return to Glycyx all information and data of whatsoever nature relating to the Product together with all copies thereof (other than correspondence between Glycyx and Astra) which Astra may have in its possession or under its control including but without limitation all scientific, medical and safety data relating to the Product; and

     21.1.4 immediately cease use of all or any confidential information of Glycyx delivered in connection with this Agreement and the Trademark; and

     21.1.5 take all such steps as may reasonably be required to transfer or procure the transfer to Glycyx (or its nominee) of all such produce licences and approvals as may have been obtained for the marketing and sale of the Product in any part of the Territory; and

     21.1.6 Glycyx shall purchase such stocks of the Product (inclusive of packaging) as Astra shall still have in its possession once it has fulfilled all orders outstanding as at the date of termination at a price calculated as cost price to Astra Provided That Glycyx shall not be obliged to purchase any of the stocks of the Product which do not have at least two thirds of its approved shelf life unexpired or are otherwise not of merchantable quality.

21.2 In the event of termination of this Agreement under Clause 20.2 by Astra prior to the expiry of a period of fifteen years from the date of Launch the rights and obligations of

     Astra under this Agreement shall continue subject always to the terms of the Biorex/Astra Agreement.

22.  ASSIGNMENT
     ----------

22.1 The benefit of this Agreement is personal to Astra and to Glycyx and shall not be capable of assignment by either of them without the prior consent in writing of the other party (such consent not to be unreasonably withheld or delayed).

23.  FORCE MAJEURE
     -------------

23.1 If the performance of any obligations under this Agreement by either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

23.2 Neither party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performance or non-performance of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure which has been notified to the other party in writing.

24.  COSTS
     -----

24.1 Each party hereto shall bear its own costs in relation to the negotiation, drafting, preparation, and execution of this Agreement.

25.  CONFIDENTIALITY OF THIS AGREEMENT
     ---------------------------------

25.1 The contents of this Agreement shall remain confidential as between the parties. Neither party shall, without the prior written consent of the other (such consent not to be unreasonably withheld without justification), disclose any of the financial terms of this Agreement to any other person, firm or company save for

     25.1.1 disclosure by Glycyx to Biorex and Salix Pharmaceuticals Inc. in circumstances where such third party shall have accepted obligations of confidentiality in respect of the information disclosed; and

     25.1.2 such disclosure as may be required by any relevant law or regulatory authority.

26.  NATURE  OF THE AGREEMENT
     ------------------------

26.1 Nothing in this Agreement shall create or be deemed to create any partnership, joint venture or the relationship of principal and agent between the parties.

26.2 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision (except as expressly provided herein or in the Research

     Agreement) and all conditions, warranties or other terms implied by Statute or common law are hereby excluded to the fullest extent permitted by law.

26.3 This Agreement (including all the Schedules) together with the Research Agreement and any agreements entered into pursuant to this Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to this Agreement.

26.4 This Agreement may not be released, discharged, abandoned, charged or modified, in any manner, except by an instrument in writing signed by a duly authorised officer or representative from each of the parties hereto.

26.5 This Agreement shall be governed by and construed in all respects in accordance with the laws of England and each party hereby submits to the exclusive jurisdiction of the English courts. For the purpose of accepting service of process in connection with any action commenced before the High Court in England the parties hereto hereby absolutely, unconditionally and irrevocably appoint the following agents to accept process on their behalf it being unconditionally agreed that for this purpose such process will be properly and effectively served if the same is left at the addresses set out below:-

     Astra:  F.A.O. The Managing Director
             Astra Pharmaceuticals Limited
             Home Park Estate
             Kings Langley
             Herts
             WD4 8DH

     Glycyx: F.A.O., Glycyx Pharmaceuticals Limited
             Camas Partners Limited
             Camas House
             23 Park Lane
             Blunham
             Bedfordshire
             MK44 3NH

27.  NOTICES
     -------

27.1 All notices to be served by the parties to this Agreement shall be served only in the English language.

27.2 Notices shall be sufficiently served if dispatched by first class or express post (meaning the fastest normal method of mail transmit in the country of dispatch) to the address of the receiving party set out below

     Glycyx         3600 W Bayshore Road
                    Suite 202
                    Palo Alto
                    CA 94303 U.S.A.

                    F.A.O. R W Hamilton

     Astra          Kvarnbergagatan 16
                    S-151 85 Sodertalje
                    Sweden
                    F.A.O. Vice President Legal Affairs

     Any modification to this address must in itself be notified in writing to the other party in accordance with the terms of this sub-clause.

27.3 In the absence of proof to the contrary notices properly sent hereunder shall be deemed to have been duly served 10 days after the date of dispatch.

27.4 It shall be permitted for notices to be served hereunder by facsimile transmission and for this purpose the following fax number below shall apply:

     27.4.1 in the case of Glycyx at 3600 W Bayshore Road Suite 202 Palo Alto CA 94303 USA facsimile transmission number 415-856-1555 and marked for the attention of R W Hamilton

     27.4.2 in the case of Astra at Kvarnbergagatan 16, S-151 85 Sodertalje, Sweden facsimile transmission number +46 855 32 90 00 and marked for the attention of Vice President Legal Affairs provided that such notice is confirmed by return facsimile and shall be deemed served 24 hours after the time of receipt of such return facsimile.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

                                   SCHEDULE 1
                                   ----------

                                  THE PATENTS
                                  -----------

                    Distribution Schedule 1 (Pages 1 to 28)



                                   SCHEDULE I

                                    PATENTS

PATENT       NUMBER     FILING DATE    GRANT DATE     DUE TO EXPIRE

UK          2,080,796   Complete                         07/07/2001
                        Specification
                        7.07.1981

France      1,493,313    21.07.1981                      21.07.2001

Italy       1,138,450    10.07.1981                      10.07.2001

Japan       1,433,303    16.07.1981                      07.04.2001

U.S.A.      4,412,992    08.07.1981                      01.11.2000

F.R.G.      3,120,019    21.07.1981        15.02.90      21.07.2001

                       (Distribution Schedule 1 cont...)

         -----------------------------------------------------------------------

[SEAL]   (12) UK Patent   (19) GB   (11) 2 080 796 B

         -----------------------------------------------------------------------

         (54) Title of invention
              2-hydroxy-5-phenylazobenzoic acid derivatives and pharmaceutical compositions containing them

         (51) INTCL/3/:C07C 107/06A61K 31/60 31/63 C07C l43/54 143/78

         -----------------------------------------------------------------------
         (21) Application No                   (73) Proprietor
              8120914                               Biorex laboratories Limited.
                                                    Biorex House,
                                                    Canonbury Villas,
         (22) Date of filing                        London N1 2HB.
              7 Jul 1981

         (30) Priority data

              (31) 023826

              (32) 21 Jul 1980

              (33) Untied Kingdom (GB)

                                               (72) Inventors
                                                    Rosalind Po Kuen Chan
         (43) Application published
              10 Feb 1982

         --------------------------------
         (45) Patent finished
              12 Oct 1983

         (52) Domestic classification
              C2C 220 227 22Y 270 280 292 29X
              29Y 30Y 321 323 325 32Y 332 342
              34Y 360 361 365 366 367 368 36Y  (74) Agent and or Address for
              385 394 39Y 510 51X 534 583 60Y        Service
              620 621 623 628 62X 630 638 650       Venner Shipley and Co.,
              652 658 660 661 662 668 699 802       368, City Road,
              8OY AA KH KJ KN KR KT RC SG           London EC1V 2QA.
              U1S 1318 C2C

         (56) Documents Cited
              None

         (58) Field of search
              C2C


                           LONDON THE PATENT OFFICE

                       (Distribution Schedule 1 cont...)

                               "2-Hydroxy-5-phenylazobenzoic acid derivatives
                               and pharmaceutical compositions containing them".
                               -------------------------------------------------

                       (Distribution Schedule 1 cont...)

     The present invention is concerned with new pharmaceutical compositions containing derivatives of 2-hydroxy-5-phenylazobenzoic acid, most of which are new.

     Ulcerative colitis is a disease of increasing prevalence for which at present the only satisfactory treatment is the administration of salazopyrin, which has the following structural formula:

                               [FORMULA OMITTED]

     However, one serious disadvantage of salazopyrin is that it is broken down in the intestinal tract to give sulphapyridine which gives rise to undesirable side effects. Furthermore, salazopyrin is insoluble in water.

     We have now found that when the pyridylsulphamoyl moiety of salazopyrin is replaced by certain nonheterocyclic organic radicals, compounds are obtained which are very useful for the treatment of ulcerative colitis and have the great advantage that breakdown thereof in the intestinal tract does not give rise to undesirable metabolic products. Furthermore, many of them are soluble in water, which is advantageous for ease of administration, and have a very low acute toxicity.

                       (Distribution Schedule 1 cont...)

          Thus, according to the present invention, there are provided pharmaceutical compositions containing at least one compound of the general formula:

                               [FORMULA OMITTED]

 5 wherein X is an -SO\\2\\-or -CO- group and R is either a non-heterocyclic aromatic ring system, preferably a benzene ring, optionally substituted by a radical of the general formula -(CH\\2\\)\\n\\-Y or is a radical of the general formula-(CH\\2\\)\\n\\-Y, in which Y is a hydroxyl group, an
10 unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of from 1 to 6 and in which one or more
               -
     hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted amino groups or alkyl radicals: and/or containing at least one
15 ester thereof and/or at least one non-toxic, pharmaceutically acceptable salt thereof, in admixture with a solid or liquid pharmaceutical diluent or carrier.

16        Most of the compounds of general formula (I) are new. Consequently, the present invention also provides new compounds of the general formula:-

                               [FORMULA OMITTED]

                       (Distribution Schedule 1 cont...)

     wherein X is an -SO\\2\\- or -CO- group and R is either a non-heterocyclic aromatic ring system, preferably a benzene ring, optionally substituted by a radical of the general formula -(CH\\2\\)\\n\\-Y or is a radical of the
 5 general formula -(CH\\2\\)-\\n\\-Y, in which Y is a hydroxyl group or an unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of from 1 to 6 and in which one or more of
               -
     the hydrogen atoms in the alkylene radical can be replaced by unsubstituted
10 or substituted amino groups or alkyl radicals, with the proviso that R-NH-X-is other than a -CO-NH-CH\\2\\-COOH radical: and the esters and the non-toxic, pharmacologically acceptable salts thereof, for example the salts with alkali metals and alkaline earth metals or with non-toxic
15   amines.

          Substituted amino groups present in the compounds according to the present invention are preferably mono or dialkylamino radicals, the alkyl moieties of which contain up to 6 and preferably up to 3 carbon atoms,
20   methyl and ethyl being especially preferred.

          The compounds of general formula (I) can be prepared by diazotising an amine of the general formula:-


                               [FORMULA OMITTED]

                       (Distribution Schedule 1 cont...)

     in which R and X have the same meaning as above, followed by coupling with salicylic acid, whereafter, if desired, the compound obtained is salified with a non-toxic inorganic or organic base.

          The following Examples are given for the purpose of illustrating the present invention:-

     Example 1.
     ---------

     a) A mixture of 100 g. N-acetylsulphanilyl chloride, 80 g. aniline sulphate and 80 g. sodium carbonate in 500 ml. acetone was heated under reflux while stirring, for 5 hours, cooled and then added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was filtered off, washed with water and diethyl ether and dried in a vacuum at 50deg.C. to give 110 g. of almost pure N-acetylsulphanilylanilide; m.p. 212 - 215deg.C.

     b) 100 g. N-Acetylsulhanilylanilide was heated under reflux for 3 hours in 150 ml. aqueous hydrochloric acid (1:1 v/v). After cooling, the reaction mixture was diluted with water and further cooled to 0deg.C. The 90 g. of sulphanilylanilide hydrochloride which deposited were filtered off, washed with ice-cold water and recrystallised from ethanol: m.P. 191 - 193.5deg.C.

     c) 10g. Sulphanilylanilide hydrochloride and 10 ml. concentrated hydrochloric acid in 600 ml. ethanol were gently warmed to dissolve, then cooled to 5deg.C. and treated dropwise with 30 ml. of a 10% aqueous solution

                       (Distribution Schedule 1 cont...)

     of sodium nitrite. The reaction mixture was left to stand for 1 hour at 0 to 5deg.C. and then filtered while maintaining the temperature at 0 to 50deg.C., the filtrate was added dropwise to a solution of 5 g. salicylic acid in 100 ml. of an aqueous solution containing 4 g. sodium carbonate and 7 g. sodium hydroxide cooled to 0deg.C. The reaction mixture was left to stand for 3 hours at 0deg.C. and at ambient temperature for 20 hours, while maintaining a pH of (greater than) 8 whereafter it was concentrated on a rotavapor apparatus and acidified. The gummy precipitate obtained was separated off and boiled with water several times to remove excess salicylic acid. The residue was dissolved in diethyl ether and the ethereal solution was washed with water, dried over anhydrous sodium sulphate and treated with charcoal. After filtering and removing the diethyl ether, the crude product obtained was dissolved in the minimum amount of acetone and ten times the volume of diethyl ether added thereto. Upon cooling, there were obtained 3.5 g. 5-(4-phenylsulphamoylphenylazo)-salicylic acid; m.p:
     232-234 deg.C.

     d) 11 g. 5-(4-Phenylsulphamoylphenylazo)-salicylic acid in 100 ml. ethanol were treated with an ethanolic solution of an equivalent amount of sodium hydroxide. The resulting solution was concentrated to a small volume at 30deg.C. and 20 mm. Hg, whereafter an equal volume of diethyl ether was added to the concentrate. Upon

                       (Distribution Schedule 1 cont...)

     cooling, sodium 5-(4-phenylsulphamoylphenylazo)-salicylate deposited, which was filtered off, washed with diethyl ether and petroleum ether (b.p. 40 - 60deg.C.) and dried at 50deg.C. in a vacuum: m.p. 257 - 259deg.C. The yield was 12 g.

     Example 2
     ---------

     a) A solution of 22 g. 4-aminohippuric acid in 20 ml. hydrochloric acid and 200 ml. water was cooled to 0deg.C. and treated dropwise, while stirring, with 80 ml. of a 10% aqueous solution of sodium nitrite. The reaction mixture was then stirred for 1 hour, whereafter a solution of 14
     g. salicylic acid in 150 ml. 2N aqueous sodium hydroxide solution containing 15 g. sodium carbonate and cooled to 0deg.C. was added dropwise thereto. The reaction mixture was left to stand overnight at ambient temperature and then poured into a mixture of ice and dilute hydrochloric acid. The fine precipitate obtained was extracted with boiling ethyl acetate and the solution treated with charcoal. After filtering, the filtrate was evaporated to remove the solvent and the residue was crystallised from boiling ethanol to give 30 g. 5-(4-carboxymethylcarbamoylphenylazo)salicylic acid; m.p. 260 - 262deg.C.

     b) A solution of 11 g. 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid in 500 ml. warm ethanol was treated with an ethanolic solution containing two equivalents of sodium hydroxide and the deposit obtained

                       (Distribution Schedule 1 cont...)

     was filtered off, washed with ethanol and diethyl ether and dried in a vacuum at 50deg.C. There were obtained 12.5 g of the disodium salt 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid; m.p. greater than 360deg.C.

     Example 3.
     ----------

          9.71 g. Aminohippuric acid were dissolved in a mixture of 40 ml. 2.5N hydrochloric acid and 10 ml. 2.5N sulphuric acid and 50 g. ice added thereto. A solution of 3.5 g. sodium nitrite in 15 ml. water were added steadily at 0deg.C., the reaction mixture being well stirred during the addition. After 75 minutes at 0deg.C., the reaction mixture was added to a solution of 6.9 g. salicylic acid in 37 ml. of a mixture of 9 parts by volume of 5N aqueous sodium hydroxide solution and 1 part by volume of 5N aqueous sodium carbonate solution, the temperature being kept at 0deg.C. by the addition of ice.

          After 15 minutes, 23 ml. of a mixture of 4 parts by volume of 5N hydrochloric acid and 1 part by volume of 5N acetic acid was slowly added, while stirring. The precipitate obtained was filtered off, washed with distilled water and dried in a vacuum at 80deg.C. to give 17.2 g. (100% of theory) 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid, which can be recrystallised from 80% acetic acid, aqueous acetone or aqueous dimethylformamide to give a yellow, crystalline product of at least 99% purity in a yield of 80 to 95%; m.p. 260 - 262deg.C.

                       (Distribution Schedule 1 cont...)

     Example 4.
     ----------

     a) 125 g. Finely powdered 4-nitrobenzoyl chloride were added portionwise while stirring, to a solution of 70 g, b-alanine in 500 ml, water containing 65 g. sodium hydroxide and cooled to 50deg.C. The reaction mixture was stirred for 3 hours and then added to a mixture of ice and hydrochloric acid. The precipitate obtained was filtered off, washed with water and dried by suction. After crystallisation of the dried product from hot acetone, there were obtained 130 g. 4-nitro-benzoyl-B-alanine: m.p.
     164 -166deg.C.

     b) A suspension of 15 g. finely powdered 4-nitrobenzoyl-B-alanine in 200 ml.ethanol was stirred in an atmosphere of hydrogen in the presence of 1 g. of palladium-charcoal (5%) while cooling gently. When the absorption of hydrogen had ceased, the reaction mixture was filtered and the filtrate concentrated to a small volume. Upon adding diethyl ether and cooling, 4-aminobenzoyl-B-alanine was obtained. The yield was 11.5 g.; m.p. 156 - 158 deg.C.

     c) 8.8g. 4-Aminobenzoyl-B-alanine were triturated with 12 ml. hydrochloric acid and the paste obtained was dissolved in 100 ml. water. The solution was cooled to -5deg.C. and a solution of 3 g. sodium nitrite in 20 ml. water, cooled to 0deg.C., was added dropwise, while stirring. The diazotised solution was left for 1 hour, at 0deg.C. and was then added dropwise at -5deg.C. to a solution

                       (Distribution Schedule 1 cont...)

     of 6 g. salicylic acid in 70 ml, water containing 3.6 g. sodium hydroxide and 7 g. sodium carbonate. The final reaction mixture was adjusted to a pH of about 8, stirred for 2 to 3 hours and added to a mixture of dilute
 5 hydrochloric acid and ice. The precipitate obtained was filtered off, washed with water and suction dried. Crystallisation from hot ethanol gave
     11.9 g. 5-(4-carboxyethylcarbamoylphenylazo)-salicylic acid; m.p. 254 - 255deg.C.

10        10.7 g. of the free acid were dissolved in 300 ml. warm ethanol and treated with a solution of 2.4 g. sodium hydroxide in 25 ml. ethanol. The precipitate obtained was filtered off, washed with ethanol and diethyl ether and dried in a vacuum at is 50deg.C. to give 11.5 g. of the disodium
15 salt of 5-(4-carboxyethylcarbamoylphenylazo)-salicylic acid; m.p. (greater than) 350deg.C.

     Example 5.
     ----------

20   a)   20 g. Finely powdered 4-nitrobenzoyl chloride were added portionwise to 12.5 g. taurine in a solution of 8 g. sodium hydroxide in 50 ml. water. The reaction mixture was stirred for 3 hours and then acidified. Precipitated 4-nitrobenzoic acid was filtered off and the filtrate
25 distilled to dryness at a pressure of 15 mm, Hg. The residue was extracted with boiling ethanol and the extract then cooled to give a yield of 23.6 g. 4-nitrobenzoyltaurine; m.p. 278 -280deg.C.

                       (Distribution Schedule 1 cont...)

     b) A solution of 17 g. 4-nitrobenzoyltaurine in 100 ml. water was stirred in an atmosphere of hydrogen in the presence of 1 g. palladium-charcoal (5%) until the absorption of hydrogen ceased. The reaction mixture was then
 5 filtered, the filtrate was mixed with 20 ml. hydrochloric acid and the suspension of the hydrochloride obtained cooled to -5deg.C. This was added dropwise, while stirring, to a solution of 5 g. sodium nitrite in 30 ml. water. The diazotised solution thus obtained was stirred for 30 minutes and
10 then added to 9.5 g, salicylic acid in a solution of 11 g. sodium hydroxide in 100 ml. water, cooled to -2deg.C. The mixture was stirred for 3 hours, poured into a mixture of ice and 15 ml. hydrochloric acid and stirred at 0deg.C. for 30 minutes. The precipitate obtained was filtered off and
15   washed with ice-cold water. Crystallisation from 20% aqueous ethanol gave
     18.2 g. 5-(4-sulphoethylcarbamoylphenylazo)-salicylic acid; m.p. (greater than) 350deg.C. (decomp.).

20   Example 6
     ---------

     a) A solution of 10 ml. ethanolamine in 120 ml. 10% aqueous sodium hydroxide solution was cooled to 5deg.C. and 30 g. finely powdered 4-nitrobenzoyl chloride added thereto portionwise. The reaction mixture was
25 stirred for 24 hours and filtered, The solid obtained, which mainly consisted of bis-(4-nitrobenzoyl)-ethanol-amine, was hydrolysed with 200 ml, of 4% aqueous

                       (Distribution Schedule 1 cont...)

     ethanolic sodium hydroxide at ambient temperature for 24 hours. The reaction mixture was added to the above filtrate, acidified and the precipitated 4-nitrobenzoic acid was filtered off. The filtrate was
 5 concentrated and the 13 g. of precipitated N-(4-nitrobenzoyl)-ethanolamine isolated. The mother liquor was distilled to dryness and the residue was boiled with ethanol. Concentration of the ethanolic extract gave a further
     5.3 g. of product: m.p. 134 - 135deg.C.

10   b)   A solution of 21 g. of N-(4-nitrobenzoyl)-ethanolamine in 400 ml.
     ethanol was stirred in an atmosphere of hydrogen in the presence of 1 g. palladium-charcoal (5%) until the absorption of hydrogen had ceased. The catalyst was filtered of and the ethanolic solution was evaporated to
15 dryness to give a thick oil which slowly solidified. Thin layer chromatography showed that the N-(4-aminobenzoyl)-ethanolamine thus obtained had a purity of more than 99%: it was used as such for the next stage of the synthesis.

20   c)   A solution of 16 g. N-(4- aminobenzoyl)-ethanol-amine in 20 ml.
     hydrochloric acid and 150 ml. water was cooled to -5deg.C. and treated dropwise, while stirring, with a solution of 7 g. sodium nitrite in 50 ml. water. The reaction mixture was further stirred for 1 hour and then added
25   dropwise to 120 ml. of 10% aqueous sodium hydroxide solution containing 13
     g. salicylic acid and cooled to -2deg.C. The reaction mixture was

                       (Distribution Schedule 1 cont...)

     stirred for 3 hours and the precipitate obtained filtered off, washed with ice-cold water, suction dried and crystallised from hot ethanol to give 11
     g. sodium 5-(4-hydroxyethylcarbamoylphenylazo)-salicylate: m.p. 286 - 288deg.C. (decomp.).

          The filtrate from which the sodium salt had been removed was acidified. The precipitate obtained was filtered off, washed with water, suction dried, charcoaled in ethyl acetate-methanol (2:1 v/v) and concentrated to give 2.7 g. 5-(4-hydroxyethylcarbamoylphenylazo)-salicylic acid which was identical in all respects to the free acid regenerated from the sodium salt; m.p. 225 - 226deg.C. (decomp.).

     Example 7.
     ----------

     a) A solution of 7 g. alanine in 65 ml. of 10% aqueous sodium hydroxide solution was treated portionwise, while stirring, with 12.5 g. finely powdered 4-nitrobenzoyl chloride. The reaction mixture was stirred at 5deg.C. for 20 hours, acidified and the precipitate isolated, washed with water and suction dried. Repeated fractional crystallisation from acetone-diethyl ether (2:1 v/v) gave 4-nitrobenzoylalanine: m.p. 199 200deg.C.

     b) 2 g. 4-Nitrobenzoylalanine in 50 ml. ethanol were hydrogenated in the presence of 0.2 g. palladium-charcoal (5%). Removal of the catalyst and of the solvent gave a solid which was crystallised from

                       (Distribution Schedule 1 cont...)

     ethanol-diethyl ether (1:2 v/v) to give 4-aminobenzoyl alanine; m.p, 198 - 199deg.C.

     c) A solution of 0.8 g. 4-aminobenzoyl alanine in 15 ml. 1N hydrochloric acid was cooled to -5deg.C. and diazotised with 5 ml. of 10% aqueous sodium nitrite solution for 30 minutes. The reaction mixture was then added to a solution of 0.7 g, salicylic acid in 15 ml. of water containing 0.8 g. sodium hydroxide and 0.5 g. sodium carbonate. After 2 hours, the reaction mixture was acidified and the precipitate obtained was isolated, dissolved in ethyl acetate and the solution was washed, dried and charcoaled. The solution was then concentrated and cooled to give 0.9 g. 5-[4-(a-methylcarboxymethylcarbamoyl)-phenylazo]-salicylic acid: m.p. 252 - 254deg.C.

     Example 8
     ---------

     a) 20 g. Acetylsulphanilyl chloride were added portionwise at 5deg.C., with stirring, to a solution of 15 g. 4-aminophenylacetic acid in 10% aqueous sodium hydroxide solution. The reaction mixture was further stirred for 4 hours and then added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was isolated, taken up in ethyl acetate, washed with water, dried and evaporated to give 22 g. acetylsulphanilyl-4- (carboxymethyl)-anilide.

     b) 3.5 g. Acetylsulphanilyl-4-(carboxymethyl)anilide in 7 ml. 5N hydrochloric acid were heated under

                       (Distribution Schedule 1 cont...)

     reflux for 2 hours, cooled, diluted with 20 ml. ice and water and cooled to -5deg.C. 8 ml. of 10% aqueous sodium nitrite solution were added thereto and after 30 minutes the diazotised solution was added to 1.4 g. salicylic acid in 20 ml. of an aqueous solution of 2 g. sodium hydroxide and 2 g. sodium carbonate cooled to below 0deg.C. The reaction mixture was stirred for 2 hours and then added to a mixture of hydrochloric acid and ice. The precipitate obtained was isolated and dissolved in ethyl acetate and the solution washed with water, dried and charcoaled. Upon concentrating the filtered solution and adding an equal volume of diethyl either to the filtrate, the desired product slowly crystallised out. There were obtained is 3 g. 5-[4-(4-carboxymethylphenyl)- sulphamoylphenylazo)salicylic acid; m.p. 252 - 254deg.C.

     Example 9.
     ----------

     a) A solution of 12 g. 6-aminohexanoic acid in 60 ml. of 10% aqueous sodium hydroxide solution was treated portionwise with 9 g. finely powdered 4-nitrobenzoyl chloride. After 4 hours, the reaction mixture was added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was isolated, washed with water and crystallised from acetone to give 12.6 g. 6-(4-nitrobenzoylamino)-hexanoic acid; m.p. 148 - 150deg.C.

                       (Distribution Schedule 1 cont...)

     b) A solution of 6 g. 6-(4-nitrobenzoylamino)hexanoic acid in 150 ml. ethanol was hydrogenated in the presence of 0.5 g. palladium-charcoal (5%) until the reaction was complete. The catalyst and solvent were removed and the residue was crystallised from ethanol-diethyl ether (1:1 v/v) to give
     4.7 g. 6-(4-aminobenzoylamino)-hexanoic acid; m.p. 132 - 134deg.C.

     c) A solution of 2.5 g. 6-(4-aminobenzoylamino). hexanoic acid in 15 ml. 2N hydrochloric acid was cooled to -5deg.C. and treated dropwise, while stirring, with 8 ml. of a 10% aqueous solution of sodium nitrite. The reaction mixture was stirred for 30 minutes and then added at -5deg.C. to salicylic acid in 20 ml. of water containing 2 g. sodium hydroxide and 1 g. sodium carbonate. After 3 hours, the reaction mixture was acidified and the precipitate obtained was isolated by centrifuging, dissolved in ethyl acetate, washed, dried and concentrated to a small volume. Upon cooling, there were obtained 2.7 g. 5-(4-carboxypentylcarbamoylphenylazo)-salicylic acid: m.p. 238 -239deg.C.

     Example 10.
     -----------

     a) A solution of 13 g. copper sulphate in 60 ml. water and a solution of 2 g. sodium hydroxide in 30 ml. water were added simultaneously to a solution of 7.5 g. lysine in 50 ml. water, followed by the addition of 50 ml. of 10% aqueous sodium bicarbonate solution.

                       (Distribution Schedule 1 cont...)

     The precipitated salt was filtered off and the blue filtrate was added, with vigorous stirring, to a solution of 7 g. 4-nitrobenzoyl chloride in 50 ml. acetone. The reaction mixture was stirred for 20 hours and the precipitate obtained was filtered off, washed with water, methanol and diethyl ether and dried in a vacuum at 50deg.C. to give the copper salt of E-(4-nitrobenzoyl)-lysine.

     b) A suspension of 7 g. of the copper salt of E-(4-nitrobenzoyl)-lysine in 30 ml. water was stirred with 6 ml. hydrochloric acid until dissolution was complete. Hydrogen sulphide was passed in for 1 hour and precipitated copper sulphide then filtered off. The filtrate was evaporated to dryness and the residue was taken up in 20 ml, methanolic hydrogen chloride and heated under reflux for 3 hours. The cooled reaction mixture was diluted with water, rendered alkaline with sodium carbonate and extracted with ethyl acetate to give 4.8 g. E-(4-nitrobenzoyl)-lysine methyl ester in the form of a yellow oil.

     c) A solution of 1 g. E -(4-nitrobenzoyl)-lysine methyl ester in 2 ml. methyl iodide and 0.2 ml. acetone was left to stand for 20 hours at ambient temperature, whereafter the NMR showed the reaction to be complete. The volatile materials were evaporated off to leave E:-(4-nitrobenzoyl)-a,a-dimethyllysine methyl ester in the form of an oil.

                       (Distribution Schedule 1 cont...)

     d) 1 g. E -(4-nitrobenzoyl)-a,a-dimethyllysine methyl ester in 20 ml. ethanol was hydrogenated in the presence of 0.1 g. palladium-charcoal (5%) until the absorption of hydrogen had ceased. The catalyst was filtered off and the filtrate evaporated to dry-ness. The residue was taken up in 5 ml. 2N hydrochloric acid, cooled to -5deg.C. and treated with 2.5 ml. of 10% aqueous sodium nitrite solution. After standing for 30 minutes, the clear solution was added at -5deg.C. to a solution of 0.5 g. salicylic acid in 20 ml. of a 1N aqueous sodium hydroxide solution. After subsequently standing for 3 hours at 20deg.C., the reaction mixture was acidified and extracted with diethyl ether to remove unreacted salicylic acid. The aqueous phase was adjusted to pH 7 by adding IN aqueous sodium hydroxide solution and the resulting solution was evaporated to dryness. The residue was further dried by adding toluene and subsequently evaporating it and the residue then extracted with methanol. The methanolic solution was concentrated to a small volume. After adding diethyl ether and cooling, the disodium salt of 5-[4-(a-dimethylaminocarboxypentylcarbamoyl)-phenylazo]-salicylic acid separated out; m.p. (greater than) 210deg.C. (decomp.).

     Example 11.
     -----------
     a) A solution of 30 ml. N,N-diethylethylenediamine in 100 ml. water was treated portionwise. while

                       (Distribution Schedule 1 cont...)

     stirring, with 15 g. finely powdered 4-nitrobenzoyl chloride. The reaction mixture was stirred for 20 hours and the precipitate obtained was filtered off, washed with water and aqueous sodium carbonate solution and crystallised from petroleum ether-diethyl ether (1:1 v/v) to give 6 g. N,N-diethyl-N'-(4-nitrobenzoyl)-ethylenediamine; m.p. 49 - 51deg.C.

     b) A solution of 5 g. N,N-diethyl-N'-(4-nitrobenzoyl)-ethylenediamine in 40 ml. ethanol was hydrogenated in the presence of 0.3 g. palladium-charcoal (5%) until the reaction was complete. The catalyst and solvent were removed to give 5 g. N,N-diethyl-N-(4-aminobenzoyl)-ethylenediamine in the form of an oil.

     c) A solution of 2.35 g, N,N-diethyl-N'-(4-aminobenzoyl)-ethylenediamine in 20 ml, 2N hydrochloric acid was cooled to -5deg.C. and treated with 8 ml. of a 10% aqueous solution of sodium nitrite. The reaction mixture was stirred for 30 minutes and added to 1.4 g. salicylic acid in a solution of
     1.6 g. sodium hydroxide and 2 g. sodium carbonate in 20 ml. water. After 3 hours at 0 to 20deg.C., sodium chloride was added to the reaction mixture to salt out the desired diazo compound. This was filtered off, washed with water and hot methanol and dried to give 2.3 g. 5-(4-diethylaminoethylcarbamoylphenylazo)-salicylic acid; m.p. 252 - 254deg.C. (decomp.).

          The pharmaceutical compositions according to the present invention contain at least one of the compounds

                       (Distribution Schedule 1 cont...)

     (I) in admixture with a solid or liquid pharmaceutical carrier.

          Solid compositions for oral administration include compressed tablets, pills, dispersible powders and granules. In such solid compositions, one of the compounds (I) is admixed with at least one inert diluent, such as calcium carbonate, starch, alginic acid or lactose. The compositions may also comprise, as is normal practice, additional substances other than inert diluents, for example, lubricating agents, such as magnesium stearate,

          Liquid compositions for oral administration include pharmaceutically acceptable emulsions, solutions, suspensions, syrups and elixirs containing inert diluents commonly used in the art, such as water and liquid paraffin. Besides inert diluents, such compositions may also comprise adjuvants, such as wetting and suspension agents, and sweetening and flavouring agents.

          The compositions according to the present invention for oral administration, include capsules of absorbable material, such as gelatine, containing at least one of the compounds (I), with or without the addition of diluents or excipients.

          The percentage of active material in tire compositions of the present invention may be varied, it being necessary that it should constitute a proportion such that a suitable dosage for the desired therapeutic

                       (Distribution Schedule 1 cont...)

     effect shall be obtained. In general, the preparations of the present invention should be administered orally or parenterally to humans to give 500 to 5000 mg. and preferably 500 to 2000 mg. of active substance per day.

          The following Examples illustrate pharmaceutical compositions according to the present invention:

     Example 12.
     -----------

          600 mg, tablets are prepared containing:

          disodium salt of 5-(4-carboxyethyl-
          carbamoylphenylazo)-salicylic acid                       500 mg.

          starch                                                    50 mg.

          lactose                                                   45 mg.

          magnesium stearate                                         5 mg.

     Example 13.
     -----------

          450 mg. tablets are prepared containing:

          disodium salt of 5-(4-carboxymethyl-
          carbamoylphenylazo)-salicylic acid                       250 mg.

          starch                                                   100 mg.

          lactose                                                   95 mg.

          magnesium stearate                                         5 mg.

          The tablets according to Examples 12 and 13 are intended for administration to humans for the treatment of ulcerative Colitis.

          An attempt was made to establish an acute oral toxicity profile for the disodium salts of 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid and of 5-(4-carboxyethylcarbamoylphenylazo)-salicylic

                       (Distribution Schedule 1 cont...)

     acid, using rats and mice as experimental animals but this was not possible due to their low toxicity. No deaths were observed with the carboxymethyi compound when administered to mice at a dosage of 3 g./kg. and to rats at a dosage of 2 g./kg. and no deaths were observed with the carboxy--ethyl compound when administered to mice at a dosage of 4 g. /kg. and to rats at a dosage of 2 g./kg.

          Experiments have also been carried out on groups of 6 male Wistar rats in order to ascertain whether the new compounds according to the present invention split in the same manner as sulphasalazine to liberate 5-aminosalicylic acid (5-ASA). The test compounds were administered in an amount of 45 to 50 mg./kg. The results obtained are set out in the following Table:-

test compound                                    % of dose measured as 5-ASA
                                          -------------------------------------------------------------
                                          faeces                      urine                total
-------------------------------------------------------------------------------------------------------
sulphasalazine                             26 (plus/minus) 4    17 (plus/minus) 2    43 (plus/minus) 4
=======================================================================================================
   Example 1                               24 (plus/minus) 3    19 (plus/minus) 3    43 (plus/minus) 3
   Example 2                               17 (plus/minus) 3    17 (plus/minus) 6    34 (plus/minus) 5
   Example 4                               22 (plus/minus) 2    14 (plus/minus) 2    36 (plus/minus) 3
   Example 5                               26 (plus/minus) 3    15 (plus/minus) 2    41 (plus/minus) 5
   Example 6                               22 (plus/minus) 2    19 (plus/minus) 3    41 (plus/minus) 4

                       (Distribution Schedule 1 cont...)

          The above results clearly demonstrate that the new compounds of the present invention split in the same manner as sulphasalazine and can be expected to exert at least as beneficial an effect as sulphasalazine but without the disadvantage of giving rise to other compounds which exert undesirable side effects, such as the sulphapyridine formed from sulphasalazine.

                       (Distribution Schedule 1 cont...)

                                 Patent Claims
                                 -------------

     1.   2-Hydroxy-5-phenylazobenzoic acid derivatives of the general formula:-

                               [FORMULA OMITTED]

5 wherein X is an -SO2- or -Co- group and R is either a non-heterocyclic aromatic ring system optionally substituted by a radical of the general formula -(CH\\2\\)\\n\\-Y or is a radical of the general formula - (CH\\2\\)\\n\\-Y, in which Y is a hydroxyl group, an unsubstituted or
10   substituted amino group or a carboxylic or sulphonic acid group and n is a
                                                                         -
     whole number of from 1 to 6 and in which one or more of the hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted
15 amino groups or alkyl radicals, with the proviso that R-NH-X- is other than a -CO-NH-CH\\2\\-COOH radical; and the esters and non-toxic, pharmacologically acceptable salts thereof.

     2. 5-(4-Phenylsulphamoylphenylazo)-salicylic acid and the sodium salt thereof.

20   3.   Disodium salt of 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid.

     4. 5-(4-Carboxyethylcarbamoylphenylazo)-salicylic acid and the disodium salt thereof.

                       (Distribution Schedule 1 cont...)

     5.   5-(4-Sulphoethylcarbamoylphenylazo)-salicylic acid.

     6. 5-(4-Hydroxyethylcarbamoylphenylazo)-salicylic acid and the sodium salt thereof.

5    7.   5-[(a-Methylcarboxymethylcarbamoyl)-phenylazo]-alicylic acid.

     8.   5-[ 4- (4-Carboxymethylphenyl)-sulphamoylphenylazo]-salicylic acid.

10   9.   5-(4-Carboxypentylcarbamoylphenylazo)-salicylic acid.

     10. 5-[-(a-Dimethylaminocarboxypentylcarbamoyl)-phenylazo]-salicylic acid and the disodium salt thereof.

     l1.  5-(4-Diethylaminoethylcarbamoylphenylazo)-salicylic acid.

15 12. A pharmaceutical composition containing at least one compound of the general formula:

                            [GRAPHICS APPEARS HERE]

     wherein X is an -SO2- or -CO- group and R is either a non-heterocylic ring system optionally substituted by a radical of the general formula -
20 (CH\\2\\)\\n\\-Y-in or is a radical of the general formula -(CH\\2\\)\\n\\- Y, in which Y is a hydroxyl group, an unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of
                                                       -

     from 1 to 6 and

                       (Distribution Schedule 1 cont...)

     in which one or more hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted amino groups or alkyl radicals, and/or containing at least one ester thereof and/or at least one non-toxic,
5 pharmaceutically acceptable salt thereof, in admixture with a solid or liquid pharmaceutical diluent or carrier.

     13.  Pharmaceutical compositions according to claim 12, substantially as
10   hereinbefore described and exemplified.

     14. Process for the preparation of compounds of the general formula given in claim 12, wherein an amine of the general formula:-

                               [FORMULA OMITTED]

15 in which R and X have the same meanings as above, is diazotised and coupled with salicylic acid, whereafter, if desired, the compound obtained is salified with a non-toxic inorganic or organic base.

     15.  Process for the preparation of compounds of the general formula given
20 in claim 12 and of the salts thereof, substantially as hereinbefore described and exemplified.

     16.  Compounds of the general formula given in claim 12, whenever prepared
25   by the process according to claim 14 or 15.

                                   SCHEDULE 2
                                   ----------

                     TERMS AND CONDITIONS APPLICABLE TO THE
                     --------------------------------------
                    MANUFACTURING LICENCE UNDER CLAUSE 13.2
                    ---------------------------------------

1. With effect from the effective date of notice served by Astra under and in accordance with Clause 13.2 of the Agreement (and Clause 6.6.3 of the Research Agreement) Glycyx shall grant Astra a licence to manufacture the Product in the Territory for sale in the Territory only under the terms of the Agreement and this Schedule 2.

2. For the avoidance of doubt Glycyx shall not be prevented from manufacturing or continuing to manufacture the Product or appointing sub-contractors to manufacture the Product for sale by Glycyx or its customers both inside and outside the Territory subject to the exclusivity granted to Astra in respect of the Territory under the terms of the Agreement.

3. Glycyx shall supply Astra with such technical information and assistance as Astra may reasonably require (and which has not previously been supplied to Astra pursuant to Clause 13.4) to enable Astra to produce the Product in commercial quantities Provided Always That Glycyx shall be reimbursed all costs and expenses incurred by it in supplying such information and assistance to Astra.

4. Astra undertakes to Glycyx that it will manufacture the Product fully in accordance with the Bulk Product Specification and the Finished Product Specification (annexed to the Agreement in the approved form) and with the Drug Master File for the Product and in accordance with European Community Good Manufacturing Practice.

5. Astra shall be entitled to market, distribute and sell the Product manufactured by it only in accordance with the terms and provisions of the Agreement.

6. In consideration of the licence to manufacture Astra shall pay to Glycyx a fee calculated as a percentage of the Factory Sales Price of all Product manufactured by or on behalf of Astra pursuant to this licence and sold by Astra or any Astra Associate such percentage to be:

     6.1  [*]

     6.2  [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     6.3  [*]

     6.3.1  [*] Provided Always that

     6.3.2  in the event that the [*]

     6.3.3 the actual cost of manufacture of the Product incurred by Astra shall be calculated upon the expiry of 12 months from the date of service of notice under Clause 13.2 (and fees shall be payable during such 12 month period on an estimate and shall be adjusted retrospectively upon such calculation) by Astra which shall produce to Glycyx full details of all actual direct costs of manufacture (being materials labour and direct manufacturing overhead and interest) and its calculation of the average actual cost per kilogram of Product incurred in such 12 month period and upon agreement by Glycyx of such actual cost, it shall remain fixed thereafter for the period in which fees under this Clause 6 shall remain payable.

     6.4  [*]

     6.5  [*]

7. Astra shall be solely liable for all losses, damages, costs and expenses arising out of any claim by any third party in connection with any Product manufactured by Astra and Astra hereby agrees fully and effectively to indemnify Glycyx against any claims, damages, costs, expenses, or other losses incurred by Glycyx arising out of or in connection with any Product manufactured by Astra,

8.   The licence to manufacture granted hereunder shall continue

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     for such period in which Astra may wish to manufacture the Product provided always that such licence shall terminate in the event of termination of the Agreement by Glycyx under the provisions of Clause 20.2.

9. In the event that Astra decides to have the Product manufactured by a sub-contractor Astra may appoint such sub-contractor provided that Astra shall ensure that the sub-contractor shall perform in accordance with this Agreement and Astra shall remain liable for the acts of its sub-contractor so appointed.

                                   SCHEDULE 3
                                   ----------

                         "Bulk Product Specifications"

                                      and

                       "Finished Product Specifications"

                               BALSALAZIDE SODIUM
                               ------------------

                           Specification - "IN-HOUSE"
                           --------------------------


                                      [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               BALSALAZIDE SODIUM
                               ------------------
                        Specification - "PL Submission"
                        --------------------------------

                                      [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              COLAZIDETM CAPSULES
                              -------------------

1.   GENERAL CHARACTERISTICS
     -----------------------

     Red/maroon, hard gelatin lock-fit capsule shells, size 00, containing a dry orange/yellow powder.

2.   FINISHED PRODUCT SPECIFICATION
     ------------------------------

                                      [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE 4
                                  -----------
                            MANUFACTURING AGREEMENT
                            -----------------------

TECHNICAL ARRANGEMENTS

between

ASTRA PHARMACEUTICAL PRODUCTION AB a Company incorporated under the laws of Sweden whose principal place of business is at S-151 85 Sodertalje, Sweden hereinafter called ASTRA

and

GLYCYX PHARMACEUTICALS LTD a Company incorporated under the laws of Bermuda whose registered office is at 41 Cedar Avenue Hamilton HM12 Bermuda hereinafter called GLYCYX

WHEREBY it is agreed as follows:-

Supply of Product
-----------------

1. GLYCYX will supply the Product specified in the Schedule to this agreement ("the Product") to ASTRA upon the terms and conditions of this agreement and otherwise as agreed between the parties.

2.   GLYCYX will use its site(s) at [                                     ] for
     manufacturing and control activities of the Product.

Quality of manufacturing materials used by GLYCYX
-------------------------------------------------

3.   GLYCYX shall obtain the manufacturing materials specified in Schedule 2.

4. GLYCYX is solely responsible for ensuring that each batch of manufacturing material used by GLYCYX has been examined and complies with the specifications in Schedule 2.

GMP standard
------------

5. All manufacture and quality control operations of GLYCYX shall be carried out according to the current Basic Standard of Good Manufacturing Practice for Pharmaceutical Products - including supplementary recommendations - adopted by the Pharmaceutical Inspection Convention (PIC) and issued by the EFTA Secretariat, Geneva.

Changes in quality standards, formula, manufacturing and quality control
------------------------------------------------------------------------
procedures
----------

6. The procedures of manufacture and quality control shall be as agreed by the parties and any change in such procedures shall be agreed upon by both parties in writing.

7. GLYCYX may not sub-contract any manufacturing or quality control operations to any Glycyx site other than that specified in Clause 2 or sub-contractor without prior notice in writing to ASTRA and providing such period of notice is reasonably required by ASTRA for ASTRA to meet Drug Regulatory requirements.

Responsibility for release of product manufactured by GLYCYX
---------------------------------------------------------------

8. GLYCYX shall only release batches of Product for shipment to ASTRA which have been examined and comply with the specifications in Schedule 5

     Provided Always that ASTRA shall be solely responsible for the final approval of batches of Product manufactured by GLYCYX.

Storage
-------

9. GLYCYX shall store all manufacturing materials and Products in accordance with GMP recommendations and the storage conditions prescribed therein [and agreed between the parties].

Documentation
-------------

10. GLYCYX shall keep:-

     10.1 reference samples (solvents excluded) and quality control records for each batch of manufacturing material used by GLYCYX; and

     10.2 manufacturing and quality control records for each batch of the Product manufactured for ASTRA by GLYCYX for a period of six years from the date of manufacture or such longer period as may be agreed upon in writing between ASTRA and GLYCYX.

11. Each shipment of the Products from GLYCYX to ASTRA shall be accompanied by a certificate of analysis with the following information:-

     11.1 the results of such tests as may by agreement of the parties be carried out by GLYCYX; and

     11.2 a statement by GLYCYX that the batch of Products has been released for shipment to ASTRA in accordance with the following criteria:-

           11.2.1 all manufacturing materials used in the manufacture of the Products have complied with the specification in Schedule 2; and

           11.2.2 all manufacture and quality control operations by GLYCYX have been carried out according to current GMP, manufacturing, in process control and testing procedures, as well as Standard Operating Procedures in the form agreed between the parties.

           11.3  the manufacturing date.

12. GLYCYX agrees to submit to ASTRA upon receipt of any request therefor from Astra:-

     12.1 copies of all manufacturing and quality control records of any batch of the Products manufactured by GLYCYX; and

     12.2 copies of the quality control records of any batch of manufacturing materials used by GLYCYX.

Quality Audit
-------------

13. During normal working hours and upon reasonable notice ASTRA shall be entitled to inspect the manufacturing and quality control areas at GLYCYX's site.

14. During quality audits by ASTRA and upon request, GLYCYX shall inform ASTRA of the outcome of inspections by the National Drug Inspectorate of GLYCYX's site.

15. GLYCYX shall supply ASTRA with all relevant information reasonably required for the investigation of any complaints concerning the quality of the Products.

Post production product inspection
---------------------------------

16. ASTRA is solely responsible for all post production inspection of the Product.

Contact persons
---------------

17. Contact persons in matters relating to manufacture and quality control under the terms of this Agreement are:-

     -  on behalf of ASTRA
        Folke Ljungner
        Senior Manager, Quality Assurance Tablets
        Astra Pharmaceutical Production AB
        S-151 85 Sodertalje, Sweden
        phone:  +46-8-553 27072
        fax:    +46-8-553 28857

     -  on behalf of GLYCYX

     Date:                              Date:

ASTRA PHARMACEUTICAL PRODUCTION AB GLYCYX
-----------------------------------------

                                   APPENDIX 1
                                   ----------
          Products to be Manufactured by GLYCYX and supplied to ASTRA
          -----------------------------------------------------------

PRODUCT                                               SPECIFICATION NO.
-------                                               -----------------








Date:                         Date:

ASTRA PHARMACEUTICAL PRODUCTION AB GLYCYX


-----------------------------------    -----------------------------------

                                   APPENDIX 2
                                  -----------
                Manufacturing materials to be supplied by GLYCYX
                ------------------------------------------------

NAME                                                  SPECIFICATION NO.
----                                                  -----------------






Date:                         Date:

ASTRA PHARMACEUTICAL PRODUCTION AB GLYCYX


-----------------------------------     ----------------------------------

SIGNED by                          )
for and on behalf of GLYCYX        )  /s/ Randy Hamilton
PHARMACEUTICALS LTD in the presence)
of:-
      /s/ Lorin K. Johnson



SIGNED by                          )  /s/ Hakan Mogren
for and on behalf of AB ASTRA in   )
the presence of:-                  )
/s/ Olof Ljungstrand                  Hakan Mogren
    Olof Ljungstrand                  President and
 Legal Counsel                        Group Chief Executive Officer